UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 1, 2012

TELULAR CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23212	36-3885440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

311 South Wacker Drive, Suite 4300, Chicago, Illinois	60606-6622
(Address of Principal Executive Offices)	(Zip Code)

(312) 379-8397
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On May 1, 2012, the Board of Directors of Telular Corporation (“Telular”) appointed John Handy as a director of Telular, effective May 1, 2012, to serve a term from May 1, 2012 until the next annual meeting of shareholders of Telular.  Mr. Handy was appointed to fill the seat that had been vacated by Larry Ford on January 31, 2012. His compensation will consist of: (1) $16,875 retainer fee; (2) $1,000 fee for attending in person each quarterly board meeting, and $500 for every such meeting attended by teleconference; and (3) a restricted stock unit grant of 3,300 shares valued at approximately $30,000, based upon the closing price of Telular’s common stock on May, 1, 2012. Mr. Handy has been assigned to the Nominating and Governance Committee and the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2012	TELULAR CORPORATION

/s/ Robert Deering
Robert Deering
Chief Accounting Officer